UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 5, 2024

GE Vernova Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-41966	92-2646542
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

58 Charles Street,	Cambridge,	MA		02141
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 674-7555

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2024, the Compensation and Human Capital Committee (“Committee”) of the Board of Directors (“Board”) of GE Vernova Inc. (“Company”) approved an Executive Change in Control Severance Benefits Policy (the “Change in Control Policy”) for the Company’s U.S. executive officers and certain other U.S. employees (the “Covered Executives”). The Change in Control Policy supersedes the Company’s U.S. Executive Severance Plan to the extent a Covered Executive would be eligible to receive severance benefits under the U.S. Executive Severance Plan as a result of a termination that constitutes both a “Qualifying Termination” under such plan and a Covered Termination (as defined below) under the Change in Control Policy.

Under the terms of the Change in Control Policy, if the employment of a Covered Executive is terminated by the Company without Cause (as defined in the Change in Control Policy) or by the Covered Executive for Good Reason (as defined in the Change in Control Policy), in either case within the twenty-four (24) month period following the first date on which a Change in Control (as defined in the Change in Control Policy) occurs (a “Covered Termination”), subject to certain conditions, the Company will pay the Covered Executives an amount equal to the sum of 150% of the Covered Executive’s (200% for the Chief Executive Officer) then-current annual base salary (or his or her annual base salary in effect prior to the Change in Control, if greater), plus 150% of the Covered Executive’s (200% for the Chief Executive Officer) target annual bonus for the year in which the Covered Termination occurs (or, if greater, his or her target annual bonus for the year in which the Change in Control occurs).

In the event of a Covered Termination, each Covered Executive would also be entitled to receive (x) his or her earned but unpaid annual bonus for the most recently completed fiscal year, (y) a pro rata annual bonus for the then current year and (z) except as otherwise provided in the applicable award agreement, full vesting acceleration of his or her then-outstanding equity awards that are substituted or assumed by the successor company and that vest based solely on the passage of time. In the event of a Change in Control, except as otherwise provided in the applicable award agreement, the performance period of a Covered Executive’s then-outstanding equity awards that vest based on the achievement of one or more performance goals will be deemed to end on the day immediately prior to the Change in Control, and the performance goals shall be deemed achieved at the greater of target level performance or actual performance, as determined by the Board, with any applicable continued employment criteria continuing to apply. In the event of a Covered Termination, any such awards that are substituted or assumed by the successor company in connection with the Change in Control shall be treated as described in (z) above.

Benefits under the Change in Control Policy will be reduced to the extent of certain other severance-related benefits, including pursuant to an employment agreement or offer letter and/or pursuant to applicable law, that the Covered Executive may be entitled to receive outside of the Change of Control Policy.

If the plan administrator of the Change in Control Policy reasonably determines in good faith that a Covered Executive has failed to comply with the terms of the Change in Control Policy, the Company may require the Covered Executive to repay any benefits he or she received, and cancel any benefits he or she has not yet received, under the Change in Control Policy.

The foregoing description of the Change in Control Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Policy, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On September 5, 2024, the Board determined that the Company’s 2025 annual meeting of stockholders (“2025 Annual Meeting”), which will be the Company’s first annual meeting of stockholders, will be held on Wednesday, May 14, 2025. The time, location or other means of holding the 2025 Annual Meeting, and the record date for the determination of stockholders of the Company entitled to receive notice of and vote at the 2025 Annual Meeting, will be later determined by the Board and will be set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting to be filed with the Securities and Exchange Commission (“SEC”).

Pursuant to the Company’s Bylaws (the “Bylaws”), stockholders intending to submit notice of (i) proposals to be presented at, but not included in the Company's proxy materials, for the 2025 Annual Meeting, including director nominations for election to the Board (other than “proxy access” director nominations), or (ii) director nominations to be included in the Company’s proxy materials for the 2025 Annual Meeting pursuant to the “proxy access” provision in the Bylaws, must deliver such notice to the principal executive offices of the Company, addressed to its Secretary, not later than February 13, 2025, and not earlier than January 14, 2025. Stockholders seeking to include a proposal in the Company’s proxy materials for the 2025 Annual Meeting under Rule 14a-8 pursuant to the Securities Exchange Act of 1934, as amended, must deliver such proposal to the principal executive offices of the Company, addressed to its Secretary, not later than November 28, 2024. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Bylaws, as applicable.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit	Description
10.1	GE Vernova Inc. Executive Change in Control Severance Benefits Policy*
104	The cover page of this Current report on Form 8-K formatted as Inline XBRL.

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE Vernova Inc.
(Registrant)

Date: September 10, 2024	/s/ Rachel Gonzalez
Rachel Gonzalez General Counsel